Exhibit 10.6

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to Executive Employment Agreement is entered into between CECO Environmental Corp., a Delaware corporation (the “Company”) and Jeffrey Lang (“Executive”) as of the /4th/ day of September, 2013.

WHEREAS, the Company and Executive entered into an Executive Employment Agreement (“Agreement”) as of February 15, 2010 with respect to Executive’s services as Chief Executive Officer of the Company;

WHEREAS, the original term of the Agreement expires February 15, 2015;

WHEREAS, the parties desire to extend the term by three years.

1.	Extension of Term of Employment.

Section 1 is amended and restated to read as follows:

Subject to the provisions of Section 8 of this Agreement, Executive shall be employed by the Company for a period commencing on February 15, 2010 (the “Effective Date”) and ending eight (8) years after the Effective Date, unless terminated earlier, as provided herein, in accordance with the provisions of Section 8 of this Agreement (the “Employment Term”).

2.	Other Provisions.

Accept as set forth herein, all other provisions of the Agreement remain in full force and effect.

CECO ENVIROMNEMATLAL CORP.

By:	/s/ Jason DeZwirek
Jason DeZwerik, Chairman

/s/ Jeffrey Lang
Jeffrey Lang